UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 9, 2019
Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware	File No. 001-13595	13-3668641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Polaris Parkway Columbus, OH 43240 and Im Langacher, P.O. Box MT-100 CH-8606 Greifensee, Switzerland
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 1-614-438-4511 and +41-44-944-22-11

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MTD	New York Stock Exchange

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Mettler-Toledo International Inc. (the “Company”) was held on May 9, 2019. As of the record date of March 11, 2019 there were 24,838,096 shares of common stock entitled to vote at the meeting. The holders of 22,467,869 shares were represented in person or in proxy at the meeting, constituting a quorum. The matters submitted for a vote at the meeting and the related results were as follows:

Proposal 1 - The election of eight directors for one-year terms

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert F. Spoerry	20,952,600	534,528	4,139	976,602
Wah-Hui Chu	20,077,919	1,408,871	4,477	976,602
Olivier A. Filliol	21,194,540	292,574	4,153	976,602
Elisha W. Finney	18,465,821	3,020,888	4,558	976,602
Richard Francis	21,281,613	192,061	17,593	976,602
Marco Gadola	16,773,402	4,708,907	8,958	976,602
Michael A. Kelly	21,210,716	259,479	21,072	976,602
Thomas P. Salice	20,648,661	825,022	17,584	976,602

Proposal 2 - The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,180,439	279,098	8,332	0

Proposal 3 - Advisory vote to approve executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,992,941	1,471,349	26,977	976,602

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.
Dated:	May 13, 2019	By:	/s/ Michelle M. Roe
Michelle M. Roe

General Counsel